-i-

BUSDOCS:297426.1BUSDOCS:1055237.1

59332

                                                             EXHIBIT  77Q1(A)

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND

                           Dated as of January 1, 2002

59332

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I--Name and Definitions                                              1
           --------------------

         Section 1.1         Name                                            1
         Section 1.2         Definitions                                     1

ARTICLE II--Trustees       3
            --------

         Section 2.1         Number of Trustees                              3
         Section 2.2         Term of Office of Trustees                      3
         Section 2.3         Resignation and Appointment of Trustees         4
         Section 2.4         Vacancies                                       5
         Section 2.5         Delegation of Power to Other Trustees           5

ARTICLE III--Powers of Trustees                                              5
             ------------------

         Section 3.1         General                                         5
         Section 3.2         Investments                                     6
         Section 3.3         Legal Title                                     7
         Section 3.4         Issuance and Repurchase of Securities           8
         Section 3.5         Borrowing Money; Lending Trust Property         8
         Section 3.6         Delegation                                      8
         Section 3.7         Collection and Payment                          8
         Section 3.8         Expenses                                        8
         Section 3.9         Manner of Acting; By-Laws                       8
         Section 3.10        Miscellaneous Powers                            9

ARTICLE IV--Investment Adviser, Distributor, Custodian and

                    Transfer Agent                                           10
                    --------------

         Section 4.1         Investment Adviser                              10
         Section 4.2         Distributor                                     10
         Section 4.3         Custodian                                       11
         Section 4.4         Transfer Agent                                  11
         Section 4.5         Parties to Contract                             11

ARTICLE V--Limitations of Liability of Shareholders, Trustees and
           ------------------------------------------------------
                   Others  12
                   ------

         Section 5.1         No Personal Liability of Shareholders           12
         Section 5.2         Limitation of Liability of Trustees and Others  12
         Section 5.3         Mandatory Indemnification                       13
         Section 5.4         No Bond Required                                15
         Section 5.5         No Duty of Investigation; Notice in Trust
                             Instruments                                     15
         Section 5.6         Good Faith Action; Reliance on Experts          15
         Section 5.7         Derivative Actions                              16

ARTICLE VI--Shares of Beneficial Interest                                    17
            -----------------------------

         Section 6.1         Beneficial Interest                             17
         Section 6.2         Rights of Shareholders                          17
         Section 6.3         Trust Only                                      17
         Section 6.4         Issuance of Shares                              17
         Section 6.5         Register of Shares                              18
         Section 6.6         Transfer of Shares                              18
         Section 6.7         Notices                                         19
         Section 6.8         Voting Powers                                   19
         Section 6.9         Series of Shares                                20
         Section 6.10        Classes of Shares                               22
         Section 6.11        Series and Class Designations                   22

ARTICLE VII--Redemptions   23
             -----------

         Section 7.1         Redemptions                                     23
         Section 7.2         Suspension of Right of Redemption               23
         Section 7.3         Redemption of Shares; Disclosure of Holding     24

ARTICLE VIII--Determination of Net Asset Value, Net Income and
              ------------------------------------------------
                      Distributions; Reduction in Shares                     24
                      ----------------------------------

ARTICLE IX--Duration; Termination of Trust; Amendment;
            ------------------------------------------
                    Mergers, etc.                                            25
                    -------------

         Section 9.1         Duration                                        25
         Section 9.2         Termination of Trust                            25
         Section 9.3         Amendment Procedure                             26
         Section 9.4         Merger, Consolidation and Sale of Assets        27
         Section 9.5         Incorporation, Reorganization                   28


ARTICLE X--Miscellaneous   28
           -------------

         Section 10.1        Filing                                          28
         Section 10.2        Governing Law                                   29
         Section 10.3        Principal Office                                29
         Section 10.4        Counterparts                                    29
         Section 10.5        Reliance by Third Parties                       29
         Section 10.6        Provisions in Conflict with Law or Regulations  29

Appendix A - Series

Appendix B - Classes

59332

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND

                           Dated as of January 1, 2002

         WHEREAS, Massachusetts Investors Growth Stock Fund was established pursuant to a Declaration of Trust dated March 4, 1985, as amended pursuant to an Amended and Restated Declaration of Trust dated as of January 18, 1995, and as further amended (the "Original Declaration"), for the investment and reinvestment of funds contributed thereto;

         WHEREAS, the Trustees desire that the beneficial interest in the Trust assets continue to be divided into transferable Shares of Beneficial Interest (without par value) issued in one or more series, as hereinafter provided;

         WHEREAS, the Trustees wish to amend and restate the Original Declaration in its entirety, and hereby certify that this Amended and Restated Declaration of Trust has been amended and restated in accordance with the provisions of the Original Declaration;

         NOW THEREFORE, the Trustees hereby confirm that all money and property contributed to the Trust hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the Shares of Beneficial Interest (without par value) issued hereunder and subject to the provisions hereof, and that the Original Declaration, including all appendices, is amended and restated in its entirety as follows.

                                    ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.1.  Name.  The name of the Trust is Massachusetts Investors
         -----------------
Growth Stock Fund.

         Section 1.2.  Definitions.  Wherever they are used herein, the
         -------------------------
following terms have the following respective meanings:

   (a) "By-Laws" means the By-laws referred to in Section 3.9 hereof, as from
        -------
time to time amended.

   (b) "Commission" has the meaning given that term in the 1940 Act.
        ----------

   (c) "Declaration" means this Amended and Restated Declaration of Trust, as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

   (d) "Distributor" means a party furnishing services to the Trust pursuant to
        -----------
any contract described in Section 4.2 hereof.

   (e) "Interested Person" has the meaning given that term in the 1940 Act.
        -----------------

   (f) "Investment Adviser" means a party furnishing services to the Trust
        ------------------
pursuant to any contract described in Section 4.1 hereof.

   (g) "Majority  Shareholder  Vote" has the same  meaning  as the phrase
"vote of a majority of the outstanding voting securities" as defined in the 1940 Act, except that such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of any particular series or class, as the context may require, and except that each Share shall have one vote for each dollar of net asset value as provided in Section 6.8 hereof.

   (h) "1940 Act" means the Investment Company Act of 1940 and the Rules and Regulations thereunder, as amended from time to time, and as such Act or the Rules and Regulations thereunder may apply to the Trust or any series or class pursuant to any exemptive order or similar relief or interpretation issued by the Commission under such Act.

   (i) "Person" means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

   (j) "Shareholder" means a record owner of outstanding Shares.
        -----------

   (k) "Shares" means the Shares of Beneficial Interest into which the beneficial interest in the Trust shall be divided from time to time or, when used in relation to any particular series or class of Shares established by the Trustees pursuant to Section 6.11 hereof, transferable units into which such series or class of Shares shall be divided from time to time in accordance with the terms hereof. The term "Shares" includes fractions of Shares as well as whole Shares.

   (l) "Transfer Agent" means a party furnishing services to the Trust pursuant to any transfer agency contract described in Section 4.4 hereof.

   (m) "Trust" means the trust hereunder.
        -----

   (n) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including, without limitation, any and all property allocated or belonging to any series or class of Shares pursuant to Section 6.9 or Section 6.10 hereof.

   (o) "Trustees" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

   (p) "Trustees Emeritus" means any former Trustees who, from time to time, are appointed by the Trustees to serve as trustees emeritus of the Trust in accordance with the guidelines and conditions for such service adopted by the Trustees from time to time, for so long as they serve in that capacity. Trustees Emeritus, in their capacity as such, are not Trustees of the Trust for any purpose, and shall not have any powers or obligations of Trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

         Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than 15.

         Section 2.2. Term of Office of Trustees. A Trustee may be elected either by the Shareholders of the Trust or, as provided in the Declaration and subject to the limitations of the 1940 Act, by the Trustees. Subject to all applicable provisions of the 1940 Act, a Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided or, if sooner, until his or her death or the election and qualification of his or her successor; except that:

         (a) any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by that Trustee and delivered to the Trust, which shall take effect upon such delivery or upon such later date as is specified therein;

         (b) any Trustee may be removed at any time, with or without cause, by written instrument signed by at least three-quarters of the Trustees, specifying the date when such removal shall become effective;

         (c) any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy;

         (d) any Trustee who has served to the end of his or her term of office established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; and

         (e) a Trustee may be removed at any meeting of Shareholders by a vote of Shares representing two-thirds of the voting power of the outstanding Shares of the Trust.

Upon the resignation, retirement or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, that individual shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning, retiring or removed Trustee. Upon the incapacity or death of any Trustee, that Trustee's legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning or removed Trustee shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

         Section 2.3. Resignation and Appointment of Trustees. In case of the declination, death, resignation, retirement or removal of any of the Trustees, or in case a vacancy shall, by reason of an increase in number of Trustees, or for any other reason, exist, a majority of the remaining Trustees may fill such vacancy by appointing such other individual as they in their discretion shall see fit. Any such appointment shall not become effective, however, until the person appointed shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, removal or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation, removal or increase in number of Trustees. The power of appointment is subject to all applicable provisions of the 1940 Act.

         Section 2.4. Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, or while any Trustee is incapacitated, the other Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration, and only such other Trustees shall be counted for the purposes of the existence of a quorum or the taking of any action to be taken by the Trustees. A written instrument certifying the existence of such vacancy or incapacity signed by a majority of the Trustees shall be conclusive evidence of the existence thereof.

         Section 2.5. Delegation of Power to Other Trustees. Subject to requirements imposed by the 1940 Act and other applicable law, any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as otherwise expressly provided herein.

                                   ARTICLE III

                               POWERS OF TRUSTEES

         Section 3.1. General. Subject to the provisions of the Declaration, the Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power or any other power of the Trustees hereunder. Such powers of the Trustees may be exercised without order of or resort to any court.

         Section 3.2.  Investments.  (a) The Trustees shall have the power:
         -------------------------

     (i) to conduct, operate and carry on the business of an investment company;

     (ii) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of securities of every nature and kind, U.S. and foreign currencies, any form of gold or other precious metal, commodity contracts, any form of option contract, contracts for the future acquisition or delivery of fixed income or other securities, derivative instruments of every kind, "when-issued" or standby contracts, and all types of obligations or financial instruments, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed or sponsored by any and all Persons, including, without limitation,

         (A) states, territories and possessions of the United States and the District of Columbia and any political subdivision, agency or instrumentality of any such Person,

         (B) the U.S. Government, any foreign government, or any political subdivision or any agency or instrumentality of the U.S. Government or any foreign government,

         (C) any international instrumentality,

         (D) any bank or savings institution, or

         (E) any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, or under any foreign law;

to retain Trust assets in cash and from time to time to change the investments in which the assets of the Trust are invested; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments; and

         (iii) to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, proper or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

         (b) The Trustees shall not be limited to investing in securities or obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         (c) Notwithstanding any other provision of the Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the Trust Property of the Trust and each series of the Trust, or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more other investment companies to the extent not prohibited by the 1940 Act.

         Section 3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person or nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, retirement, removal or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         Section 3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds of the Trust or other Trust Property, whether capital or surplus or otherwise.

         Section 3.5. Borrowing Money; Lending Trust Property. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

         Section 3.6. Delegation. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees, any Investment Adviser, Distributor, custodian, agent or independent contractor of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem appropriate or expedient.

         Section 3.7. Collection and Payment. Subject to Section 6.9 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         Section 3.8. Expenses. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees, Trustees and Trustees Emeritus.

         Section 3.9. Manner of Acting; By-Laws. Except as otherwise provided herein, in the 1940 Act or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of two-thirds of the Trustees. The Trustees may adopt By-Laws not inconsistent with the Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent permitted therein at any time.

         Section 3.10.  Miscellaneous Powers.  Without limiting the foregoing,
         -----------------------------------
the Trustees shall have the power to:

         (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust;

         (b) enter into joint ventures, partnerships and any other combinations or associations;

         (c) elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, in each case with or without cause, and appoint and terminate any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;

         (d) purchase, and pay for out of Trust Property, such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring Shareholders, any administrator, Trustees, Trustees Emeritus, officers, employees, agents, any Investment Adviser, any Distributor, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;

         (e) establish  pension,   profit-sharing,   Share  purchase,  deferred
compensation, and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust;

         (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including any Investment Adviser, administrator, custodian, Distributor, Transfer Agent, shareholder servicing agent and any dealer, to such extent as the Trustees shall determine;

         (g) guarantee indebtedness or contractual obligations of others;

         (h) determine and change the fiscal year of the Trust or any series thereof and the method by which its accounts shall be kept; and

         (i) adopt a seal for the Trust, provided that the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                                   ARTICLE IV

          INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

         Section 4.1. Investment Adviser. Subject to applicable requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party to each such contract shall undertake to furnish the Trust such management, investment advisory, statistical and research facilities and services, promotional activities, and such other facilities and services, if any, with respect to one or more series of Shares, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provision of the Declaration, the Trustees may delegate to the Investment Adviser authority (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of assets of the Trust or any series thereof on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any of such purchases, sales, loans or exchanges shall be deemed to have been authorized by all the Trustees. Such services may be provided by one or more Persons.

         Section 4.2. Distributor. Subject to applicable requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more exclusive or non-exclusive distribution contracts providing for the sale of Shares of one or more series or classes whereby the Trust may either agree to sell the Shares to the other party to any such contract or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements or agency agreements with securities dealers or other Persons to further the purpose of the distribution or repurchase of the Shares. Such services may be provided by one or more Persons.

         Section 4.3. Custodian. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party to each such contract shall undertake to furnish such custody services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the 1940 Act, the Declaration or the By-Laws. The Trustees may authorize any custodian to employ one or more sub-custodians from time to time to perform such of the services of the custodian as the Trustees shall from time to time consider desirable. Services described in this Section may be provided by one or more Persons.

         Section 4.4. Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency or sub-transfer agency and shareholder servicing contracts whereby the other party to each such contract shall undertake to furnish such transfer agency and/or shareholder services to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the Declaration or the By-Laws. Such services may be provided by one or more Persons.

         Section 4.5. Parties to Contract. Any contract of the character described in any Section of this Article IV may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, partner, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of any such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this
Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1, 4.2, 4.3 and 4.4 above, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.5.

                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,

                               TRUSTEES AND OTHERS

         Section 5.1. No Personal Liability of Shareholders. No Shareholder or former Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust solely by reason of being or having been a Shareholder. The Trust shall indemnify and hold each Shareholder and former Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject solely by reason of his or her being or having been a Shareholder (other than taxes payable by virtue of owning Shares), and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder or former Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder or former Shareholder in any appropriate situation even though not specifically provided herein. The Trust shall, upon request by a Shareholder or former Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the Trust. Notwithstanding any other provision of the Declaration to the contrary, no Trust Property shall be used to indemnify or reimburse any Shareholder or former Shareholder of any Shares of any series other than Trust Property allocated or belonging to such series.

         Section 5.2. Limitation of Liability of Trustees and Others. (a) No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust, and no Trustee or Trustee Emeritus shall be responsible or liable in any event for any neglect or wrongdoing of any officer, employee or agent of the Trust or for the act of omission of any other Trustee or Trustee Emeritus. Notwithstanding anything to the contrary in this
Section 5.2(a) or otherwise, nothing in the Declaration shall protect any Trustee, Trustee Emeritus, officer, employee or agent of the Trust against any liability to the Trust or its Shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

         (b) All persons extending credit to, contracting with or having claim against the Trust or any series or class shall look solely to the assets of the Trust or to the assets of that series or class for payment under such credit, contract or claim; and neither any Trustee or Trustee Emeritus, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

         Section 5.3.  Mandatory Indemnification.  (a) Subject to the exceptions
         ---------------------------------------
and limitations contained in paragraph (b) below:

         (i) every person who is or has been a Trustee, Trustee Emeritus or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Trustee, Trustee Emeritus or officer and against amounts paid or incurred by that individual in the settlement thereof;

         (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement or compromise, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:

         (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office;

         (ii) with respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that that individual's action was in the best interest of the Trust; or

         (iii) in the event of a settlement involving a payment by a Trustee, Trustee Emeritus or officer or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b)(ii) above resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:

                  (A) by vote of a majority of the  Disinterested  Trustees  (as
defined  below)  acting  on  the  matter   (provided  that  a  majority  of  the
Disinterested Trustees then in office act on the matter); or

                  (B) by written opinion of (i) the then-current legal counsel to the Trustees who are not Interested Persons of the Trust or (ii) other legal counsel chosen by a majority of the Disinterested Trustees (or if there are no Disinterested Trustees with respect to the matter in question, by a majority of the Trustees who are not Interested Persons of the Trust) and determined by them in their reasonable judgment to be independent.

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein shall limit the Trust from entering into other insurance arrangements or affect any rights to indemnification to which Trust personnel, including Covered Persons, may be entitled by contract or otherwise under law.

         (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 5.3 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 5.3, provided that either:

         (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

         (ii) a  majority  of the  Disinterested  Trustees  acting on the matter
(provided that a majority of the Disinterested Trustees then in office act on the matter) or legal counsel meeting the requirement in Section 5.3(b)(iii)(B) above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

         As used in this Section 5.3 a "Disinterested Trustee" is one (i) who is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

         (e) With respect to any such determination or opinion referred to in clause (b)(iii) above or clause (d)(ii) above, a rebuttable presumption shall be afforded that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office in accordance with pronouncements of the Commission.

         Section 5.4.  No Bond Required.  No Trustee, Trustee Emeritus or
         ------------------------------
officer shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

         Section 5.5. No Duty of Investigation; Notice in Trust Instruments. No purchaser, lender, shareholder servicing agent, Transfer Agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under the Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or officers shall recite that the same is executed or made by them not individually, but as or on behalf of Trustees under the Declaration, and that the obligations of any such instrument are not binding upon any of the Trustees, officers or Shareholders individually, but bind only the Trust estate, and may contain any further recital deemed appropriate, but the omission of such recital shall not operate to bind any of the Trustees, officers or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, Trustees Emeritus, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         Section 5.6. Good Faith Action; Reliance on Experts. The exercise by the Trustees or the officers of the Trust of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. The Trustees or the officers of the Trust shall not be liable for errors of judgment or mistakes of fact or law. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be under no liability and fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon advice of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Distributor, Transfer Agent, custodian, any shareholder servicing agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         Section 5.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any series or class thereof would otherwise result, or if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or the amount of such remuneration.

         Such demand shall be mailed to the Secretary or Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or any series or class thereof shall be subject to the right of the Shareholders under Section 6.8 of the Declaration to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

         Section 6.1. Beneficial Interest. The interest of the beneficiaries hereunder may be divided into transferable Shares of Beneficial Interest (without par value), which may be divided into one or more series and classes as provided in Sections 6.9 and 6.10 hereof. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

         Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in the Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series or class of Shares. By becoming a Shareholder each Shareholder shall be held expressly to have assented to and agreed to be bound by the provisions of the Declaration.

         Section 6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 6.4. Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing their proportionate beneficial interests in Trust Property allocated or belonging to such series or class. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

         Section 6.5. Register of Shares. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses (which may be addresses for electronic delivery) of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to that Shareholder as provided herein or in the By-Laws, until the Shareholder has given his or her address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

         Section 6.6. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by the record holder's agent thereunto authorized in writing, upon delivery to the Trustees or, if there is a Transfer Agent with respect to such Shares, the Transfer Agent of a duly executed instrument of transfer together with any certificate or certificates (if issued) for such Shares and such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

         Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent; but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

         Section 6.7. Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given
(i) if mailed, postage prepaid, addressed to any Shareholder of record at the Shareholder's last known address as recorded on the register of the Trust, (ii) if sent by electronic transmission to the Shareholder of record at the Shareholder's last known address for electronic delivery as recorded on the register of the Trust, (iii) if mailed or sent by electronic delivery to one or more members of the Shareholder's household in accordance with applicable law or regulation, or (iv) if otherwise sent in accordance with applicable law or regulation.

         Section 6.8. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees when that issue is submitted to Shareholders, and for the removal of Trustees as provided in Section 2.2 hereof,
(ii) with respect to any investment advisory or management contract on which a shareholder vote is required by the 1940 Act, (iii) with respect to termination of the Trust or any series or class to the extent and as provided in Section 9.2 hereof, (iv) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3 hereof, (v) with respect to any merger, consolidation or sale of assets to the extent and as provided in Section 9.4 hereof, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any other regulator having jurisdiction over the Trust, or as the Trustees may consider necessary or desirable.

         A Shareholder of each series or class shall be entitled to one vote for each dollar of net asset value (number of Shares owned times net asset value per Share) of such series or class, on each matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote, except that the Trustees may, in conjunction with the establishment of any series or class of Shares (but subject to applicable law), establish conditions under which the several series or classes shall have separate or no voting rights. Shares held in the treasury of the Trust shall not be voted.

         Except when a larger vote is required by applicable law or by any provision of the Declaration or the By-Laws, if any, Shares representing a majority of the voting power of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration requires that the holders of any series or class shall vote as a series or class, then Shares representing a majority of the voting power of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned, and provided further that abstentions and broker non-votes shall not be counted as votes cast but shall be counted as being present for purposes of determining the existence of a quorum.

         Shares of all series shall be voted in the aggregate on any matter submitted to a vote of the Shareholders of the Trust except as provided in
Section 6.9(g) hereof. There shall be no cumulative voting in the election of Trustees. Until Shares are issued and during any period when no Shares are outstanding, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

         Section 6.9. Series of Shares. Shares of the Trust may be divided into series, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, in accordance with the terms of this Section 6.9. The Trustees may from time to time exercise their power to authorize the division of Shares into one or more series by establishing and designating one or more series of Shares upon and subject to the following provisions:

         (a) All Shares shall be identical (subject to such variations between classes of Shares as may be permitted in accordance with the terms of Section
6.10 hereof) except that there may be such variations between different series as are approved by the Trustees and as are consistent with applicable law.

         (b) The number of authorized Shares and the number of Shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares of any series, including outstanding Shares, unissued Shares and Shares previously issued and reacquired, into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series reacquired by the Trust at their discretion from time to time.

         (c) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No holder of Shares of any particular series shall have any claim on or right to any assets allocated or belonging to any other series of Shares. No holder of Shares of any particular series shall be entitled to participate in a derivative or class action on behalf of any other series or the Shareholders of any other series.

         (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to any particular series be charged with liabilities attributable to any other series. All Persons who have extended credit which has been allocated to a particular series, or who have a claim or contract which has been allocated to any particular series, shall look only to the assets of that particular series for payment of such credit, claim or contract.

         (e) The power of the Trustees to invest and reinvest the Trust Property allocated or belonging to any particular series shall be governed by Section 3.2 hereof unless otherwise provided in the instrument of the Trustees establishing such series.

         (f) Each Share of a series shall represent a beneficial interest in the net assets allocated or belonging to such series only, and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees may determine, which may be monthly or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that series only, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. Subject to differences among classes, all dividends and distributions on Shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number and value of Shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions. Shares of any particular series of the Trust may be redeemed solely out of Trust Property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to receive a pro rata share of the net assets of such series only.

         (g) Notwithstanding any provision hereof to the contrary, on any matter submitted to a vote of the Shareholders of the Trust, all Shares of all series then entitled to vote shall be voted in the aggregate, except that (i) when required by the 1940 Act to be voted by individual series or class, Shares shall not be voted in the aggregate, and (ii) when the Trustees have determined that a matter affects only the interests of Shareholders of particular series or classes of Shares, only Shareholders of such series or classes of Shares, as applicable, shall be entitled to vote thereon.

         Section 6.10. Classes of Shares. The Trustees may, in their discretion, authorize the division of Shares of the Trust (or any series of the Trust) into one or more classes, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, in accordance with the terms of the 1940 Act. The number of Shares of each class that may be issued is unlimited, and the Trustees may classify or reclassify any shares of any class, including outstanding Shares, into one or more classes that may be established and designated from time to time. All Shares of a class shall be identical with each other and with the Shares of each other class of the Trust or the same series of the Trust (as applicable), except for such variations between classes as may be approved by the Board of Trustees and not prohibited by the 1940 Act.

         Section 6.11 Series and Class Designations. The establishment and designation of any series or class of Shares shall be effective (a) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, (b) upon the vote of a majority of the Trustees as set forth in an instrument executed by an officer of the Trust, or (c) at such other time as the instrument referred to in the foregoing clause (a) or the vote referred to in the foregoing clause (b) may provide. Subject to Section 9.2 hereof, the Trustees may at any time by an instrument executed by a majority of their number abolish any series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to the Declaration.

         The series of Shares existing as of the date hereof are set forth in Appendix A hereto.

         The classes of Shares of each series existing as of the date hereof are set forth in Appendix B hereto.

                                   ARTICLE VII

                                   REDEMPTIONS

         Section 7.1. Redemptions. All Shares shall be redeemable based on a redemption price determined in accordance with this Section 7.1 and Article VIII of the Declaration. Redeemed Shares may be resold by the Trust. The Trust shall redeem the Shares at the price determined as hereinafter set forth, upon acceptance of the appropriately verified application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose in the Trust's then effective registration statement under the Securities Act of 1933 and the 1940 Act. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, in the Trust's registration statement regarding the redemption of Shares. Shares shall be redeemed at the net asset value thereof next determined after acceptance of such request, less any applicable redemption fee or sales charge as permitted under applicable law.

         Subject to Section 7.2 hereof, payment for said Shares shall be made to the Shareholder in cash or in property at such time and in such manner not inconsistent with the 1940 Act or other applicable law. Except as expressly determined by the Trustees, Shareholders shall not have the right to have Shares redeemed in-kind.

         Section 7.2. Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment of the redemption proceeds of any series or class as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trust shall specify, and thereafter there shall be no right of redemption or payment of the redemption proceeds until the Trust shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw the Shareholder's request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

         Section 7.3. Redemption of Shares; Disclosure of Holding. The Trustees may, in their discretion, require the Trust to redeem Shares held by any Shareholder for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any series has or may become concentrated in such Shareholder to an extent that would disqualify that series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to that Shareholder, (iv) the value of a Shareholder's Shares being less than a minimum amount established from time to time by the Trustees, (v) failure of a Shareholder to meet or maintain the qualifications for ownership of a particular class of Shares, or
(vi) the determination by the Trustees or pursuant to policies adopted by the Trustees that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable series or class. The redemption shall be effected at the redemption price and in the manner provided in Section 7.1 hereof.

         The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute), or to comply with the requirements of any other law or regulation, and such ownership of Shares may be disclosed by the Trustees if so requested by such law or regulation.

                                  ARTICLE VIII

                        DETERMINATION OF NET ASSET VALUE,

                NET INCOME AND DISTRIBUTIONS; REDUCTION IN SHARES

         The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable. With respect to any series that holds itself out as a money market or stable value fund, the Trustees shall have the power to reduce the number of outstanding Shares of the series by reducing the number of Shares in the account of each Shareholder on a pro rata basis, so as to maintain the net asset value per Share of such series at a constant dollar amount.

                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;

                            AMENDMENT; MERGERS, ETC.

         Section 9.1.  Duration.  The Trust shall continue without limitation of
         ----------------------
time but subject to the provisions of this Article IX.

         Section 9.2. Termination of Trust. (a) The Trust may be terminated at any time (i) by a Majority Shareholder Vote of the holders of its Shares, or
(ii) by the Trustees by written notice to the Shareholders. Any series of the Trust, or any class of any series, may be terminated at any time (i) by a Majority Shareholder Vote of the holders of Shares of that series or class, or
(ii) by the Trustees by written notice to the Shareholders of that series or class. Upon the termination of the Trust or any series of the Trust:

         (i) The Trust or series of the Trust shall carry on no business except for the purpose of winding up its affairs;

         (ii) The Trustees shall proceed to wind up the affairs of the Trust or series of the Trust and all the powers of the Trustees under the Declaration shall continue until the affairs of the Trust or series of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or series of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property of the series to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; and

         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property of the series, in cash or in kind or partly in cash and partly in kind, among the Shareholders of the Trust or the series according to their respective rights.

The foregoing provisions shall also apply, with appropriate modifications as determined by the Trustees, to the termination of any class.

         (b) After termination of the Trust or series or class and distribution to the Shareholders of the Trust or series or class as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder with respect to the Trust or series or class, and the rights and interests of all Shareholders of the Trust or series or class shall thereupon cease.

         Section 9.3. Amendment Procedure. (a) Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement the Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration. Without limiting the foregoing power reserved to the Trustees, the Trustees may, without any Shareholder vote, amend the Declaration to designate or redesignate series or classes, to change the name or principal office of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary or advisable, to conform the Declaration to the requirements of applicable law, including the 1940 Act and the Internal Revenue Code of 1986, as amended, but the Trustees shall not be liable for failing to do so. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in
Section 6.8; (ii) any amendment to Section 9.3(a) or (b); (iii) any amendment as may be required by law, or by the Trust's registration statement, to be approved by Shareholders; and (iv) any amendment submitted to them by the Trustees. Any amendment on which Shareholders have the right to vote shall require a Majority Shareholder Vote of the Shareholders of the Trust, or the written consent, without a meeting, of the holders of Shares representing not less than a majority of the voting power of the Shares of the Trust. Notwithstanding the foregoing, if the Trustees shall determine that any amendment required or permitted to be submitted to Shareholders would affect only the interest of Shareholders of particular series or classes of Shares, then only Shareholders of such series or classes, as applicable, shall be entitled to vote thereon, and no vote of Shareholders of any other series or classes shall be required.

         (b) Nothing contained in the Declaration shall permit the amendment of the Declaration to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, Trustees Emeritus, officers, employees and agents of the Trust or to permit assessments upon Shareholders or former Shareholders. Notwithstanding anything else herein, any amendment to
Section 5.3 shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such Section prior to such amendment.

         (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders (if applicable) or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         (d) Notwithstanding any other provision hereof, until such time as Shares of a particular series or class are first issued the Declaration may be terminated or amended in any respect as to that series or class, and as to any series or class in which Shares are not outstanding, by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         Section 9.4. Merger, Consolidation and Sale of Assets. Subject to applicable law and except as otherwise provided in Section 9.5 hereof, the Trust or any series or class thereof may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated or belonging to a particular series or class of the Trust) including its good will, upon such terms and conditions and for such consideration when and as authorized (a) at any meeting of Shareholders called for such purpose by a Majority Shareholder Vote of all series of the Trust voting as a single class if the entire Trust is merging, consolidating or disposing of assets, by a Majority Shareholder Vote of the particular series if the entire series is merging, consolidating or disposing of assets, or by a Majority Shareholder Vote of a class if only that class is merging, consolidating or disposing of assets, or (b) by the written consent, without a meeting, of the holders of Shares representing a majority of the voting power of the outstanding Shares of all series of the Trust voting as a single class, or of the particular series or class as described above. Any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of The Commonwealth of Massachusetts. Such transactions may be effected through share-for-share exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Nothing contained herein shall be construed as requiring approval of Shareholders for any recapitalization or reclassification of any series or class, for any sale of assets in the ordinary course of the business of the Trust, or for any transaction, whether deemed a merger, consolidation, reorganization or exchange of shares or otherwise, whereby the Trust issues shares of one or more series or classes in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.

         Section 9.5. Incorporation, Reorganization. The Trustees may, without the vote or consent of Shareholders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust (or series or class of a trust), unit investment trust, partnership, limited liability company, association or other organization to acquire all or a portion of the Trust Property (or all or a portion of the Trust Property allocated or belonging to a particular series or class) or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer such Trust Property to any such corporation, trust (or series or class of a trust), partnership, limited liability company, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also, without the vote or consent of Shareholders, cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust (or series or class of a trust), partnership, association or other organization if and to the extent permitted by law. The Trustees shall provide written notice to affected Shareholders of each transaction pursuant to this Section 9.5. Such transactions may be effected through share-for-share exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.1. Filing. The Declaration and any subsequent amendment hereto shall be filed in the office of the Secretary of The Commonwealth of Massachusetts and in such other place or places as may be required under the laws of The Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate, provided that the failure to so file shall not invalidate this instrument or any properly authorized amendment hereto. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by an officer or Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some other time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         Section 10.2. Governing Law. The Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such action.

         Section 10.3.  Principal Office.  The principal office of the Trust is
         -------------------------------
500 Boylston Street, Boston, Massachusetts. The Trustees, without a vote of Shareholders, may change the principal office of the Trust.

         Section 10.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 10.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be an officer or Trustee hereunder, certifying to: (i) the number or identity of Trustees or Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of the Declaration, (v) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or facts which in any manner relates to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

         Section 10.6.  Provisions in Conflict with Law or Regulations.
         -------------------------------------------------------------

         (a)  The  provisions  of  the  Declaration  are  severable,  and if the
Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

                                                     [Signature page follows.]

Massachusetts Investors Growth Stock Fund

59332

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first written above.

JOHN W. BALLEN                      LAWRENCE H. COHN
---------------------------         ----------------
John W. Ballen                      Lawrence H. Cohn, M.D.
As Trustee and Not Individually     As Trustee and Not Individually
500 Boylston Street                 500 Boylston Street
Boston, Massachusetts 02116         Boston, Massachusetts 02116

J. DAVID GIBBONS                    WILLIAM R. GUTOW
---------------------------         ----------------
The Hon. Sir J. David Gibbons, KBE  William R. Gutow
As Trustee and Not Individually     As Trustee and Not Individually
500 Boylston Street                 500 Boylston Street
Boston, Massachusetts 02116         Boston, Massachusetts 02116

J. ATWOOD IVES                      ABBY M. O'NEILL
---------------------------         ---------------
J. Atwood Ives                      Abby M. O'Neill
As Trustee and Not Individually     As Trustee and Not Individually
500 Boylston Street                 500 Boylston Street
Boston, Massachusetts 02116         Boston, Massachusetts 02116

KEVIN R. PARKE                      LAWRENCE T. PERERA
---------------------------         ------------------
Kevin R. Parke                      Lawrence T. Perera
As Trustee and Not Individually     As Trustee and Not Individually
500 Boylston Street                 500 Boylston Street
Boston, Massachusetts 02116         Boston, Massachusetts 02116

WILLIAM J. POORVU                   JEFFREY L. SHAMES
---------------------------         -----------------
William J. Poorvu                   Jeffrey L. Shames
As Trustee and Not Individually     As Trustee and Not Individually
500 Boylston Street                 500 Boylston Street
Boston, Massachusetts 02116         Boston, Massachusetts 02116

J. DALE SHERRATT                    ELAINE R. SMITH
---------------------------         ---------------
J. Dale Sherratt                    Elaine R. Smith
As Trustee and Not Individually     As Trustee and Not Individually
500 Boylston Street                 500 Boylston Street
Boston, Massachusetts 02116         Boston, Massachusetts 02116

WARD SMITH
----------
Ward Smith
As Trustee and Not Individually
500 Boylston Street
Boston, Massachusetts 02116

BUSDOCS:1055237.1
59332

                                                                  Appendix A

                                Establishment and

                       Designation of Series of Shares of

                     Beneficial Interest (without par value)

         Shares of the Trust have not yet been divided into series.

59949
59949

                                                                  Appendix B

                          Establishment and Designation

                                   of Classes

         Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust (or of the Trust itself, if Shares of the Trust have not been divided into series) to create the classes of Shares, within the meaning of Section 6.10, listed below.

         1. The classes of Shares of Massachusetts Investors Growth Stock Fund are designated "Class A Shares," "Class B Shares," "Class C Shares," "Class I Shares" and "Class J Shares."

         2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration. The designation of classes hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares.

         3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the applicable series, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

         4. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of Shareholders.

         5. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class in accordance with Article IX of the Declaration.

                                                              EXHIBIT  77Q1(B)

                                     MASTER

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                   THE TRUSTS IDENTIFIED ON APPENDIX A HERETO

                                 January 1, 2002

                                     MASTER

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                   THE TRUSTS IDENTIFIED ON APPENDIX A HERETO

                                    ARTICLE I

                                   DEFINITIONS

         The terms "Commission", "Declaration", "Distributor", "Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property" and "Trustees" have the respective meanings given them in the Amended and Restated Declaration of Trust of the Trusts identified on Appendix A hereto. References to a "Trust" mean each Trust severally and not jointly. These By-Laws shall be subject to the Declaration for all purposes.

                                   ARTICLE II

                                     OFFICES

         SECTION 1.  Principal Office.  Until changed by the Trustees, the
         ----------------------------
principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

         SECTION 2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS

         SECTION 1. Meetings. Meetings of the Shareholders may be called at any time by a majority of the Trustees. Meetings of the Shareholders for the purpose of considering the removal of a person serving as Trustee shall be called by the Trustees if they are requested in writing to do so by Shareholders holding in the aggregate Shares representing not less than ten percent (10%) of the voting power of the outstanding Shares of the Trust having voting rights. Any such meeting shall be held within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.

         Section 2. Notice of MeetingS. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees in accordance with the Declaration, mailed or sent at least (ten) 10 days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the meeting was mailed or sent. Notwithstanding the foregoing, if either the President or Clerk of the Trust, or in the absence or unavailability of the President and the Clerk, any officer of the Trust, determines that as a result of force majeure or an act of God or war, the date, time or place designated for a meeting or adjourned meeting of Shareholders is not reasonably practicable or available, such officer may, without further notice to Shareholders, designate such other date, time or place for such meeting or adjourned meeting as such officer shall, in his or her sole discretion, determine. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

         Section 3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose. The Trustees also may select the time of day as of which the calculations for determining how many votes each Shareholder is entitled to pursuant to the Declaration shall be performed.

         Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Clerk, or with such other officer or agent of the Trust as the Clerk may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share (and a proxy shall be valid if executed by any one of them), but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

         Section 5. QUORUM AND ADJOURNMENT. Except when a larger quorum is required by any provision of law, Shares representing a majority of the voting power of the outstanding Shares entitled to vote shall constitute a quorum at any meeting of Shareholders, except that where any provision of law, the Declaration or these By-laws requires that holders of any series or class shall vote as a series or class, then Shares representing a majority (unless a larger quorum is required as specified above) of the voting power of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. In the absence of a quorum, Shareholders entitled to cast votes representing a majority of the voting power of the outstanding Shares entitled to vote present in person or by proxy, or, where any provision of law, the Declaration or these By-laws requires that holders of any series or class shall vote as a series or class, Shareholders entitled to cast votes representing a majority of the voting power of the outstanding Shares of that series or class entitled to vote present in person or by proxy, may adjourn the meeting from time to time until a quorum shall be present. Only Shareholders of record shall be entitled to vote on any matter.

         Section 6.  Inspection of Records.  The records of the Trust shall be
         ----------------------------------
open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         Section 7. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if Shareholders holding Shares representing a majority of the voting power of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

         Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any one of the Trustees at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary, or the Clerk or an Assistant Clerk or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed or sent by facsimile or other electronic means to each Trustee at his usual or last known business or residence address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Except as provided by law the Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

         Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD

         Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation a Committee may elect its own Chairman.

         Section 2.  Meeting, Quorum and Manner of Acting.  The Trustees may:
         -------------------------------------------------

         (i)   provide for stated meetings of any Committee;

         (ii) specify the manner of calling and notice required for special meetings of any Committee;

         (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee;

         (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting; and

         (v) authorize the members of a Committee to meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Each Committee shall keep and maintain regular minutes of its meetings and records of decisions taken without a meeting.

         Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by resolution provide. Any member of such board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trust. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

                                   ARTICLE VI

                                    OFFICERS

         Section 1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Clerk, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Clerks. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the Chairman, the President, the Treasurer and the Clerk shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. All other officers shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

         Section 3. Removal AND RESIGNATION. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee. Any officer may resign at any time by written instrument signed by him and delivered to the Trust. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

         Section 4. Powers and Duties of the Chairman. The Chairman may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and any Committees of the Trustees, the Chairman shall at all times exercise a general supervision and direction over the affairs of the Trust. The Chairman shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The Chairman shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The Chairman shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees. The Chairman shall be the chief executive officer of the Trust.

         Section 5. Powers and Duties of the President. In the absence or disability of the Chairman, the President shall perform all the duties and may exercise any of the powers of the Chairman, subject to the control of the Trustees. The President shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chairman.

         Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

         Section 7. Powers and Duties of the TreasureR. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 8. Powers and Duties of the Clerk. The Clerk shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He or the Secretary, if any, shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned to him by the Trustees.

         Section 9. Powers and Duties of The Secretary. The Secretary, if any, shall keep the minutes of all meetings of the Trustees. He shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Trustees shall from time to time designate. If there be no Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

         Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 11. Powers and Duties of Assistant Clerks. In the absence or disability of the Clerk, any Assistant Clerk designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Clerk. The Assistant Clerks shall perform such other duties as from time to time may be assigned to them by the Trustees.

         Section 12. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

         Section 13. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable law or provision of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Trust shall be as specified on Appendix A hereto, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or any series.

                                  ARTICLE VIII

                                      SEAL

         The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

         Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed or sent by facsimile or other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed or when a confirmation of such facsimile having been sent, or a confirmation that such electronic means has sent the notice being transmitted, is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed or when sent by facsimile or other electronic means.

                                    ARTICLE X

                           SALE OF SHARES OF THE TRUST

         The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property. The Shares, including additional Shares which may have been repurchased by the Trust (herein sometimes referred to as "treasury shares"), may not be sold at a price less than the net asset value thereof (as defined in Article XI hereof) determined by or on behalf of the Trustees next after the sale is made or at some later time after such sale.

         No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets valued at not more than market value thereof in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

                                   ARTICLE XI

                            NET ASSET VALUE OF SHARES

         The term "net asset value" per Share of any class or series of Shares shall mean: (i) the value of all assets of that series or class; (ii) less total liabilities of such series or class; (iii) divided by the number of Shares of such series or class outstanding, in each case at the time of such determination, all as determine by or under the direction of the Trustees. Such value shall be determined on such days and at such time as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by or pursuant to the direction of the Trustees or a Committee thereof, provided, however, that the Trustees, without shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act, including use of the amortized cost method. The Trustees may delegate any powers and duties under this Article XI with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per share last determined to be determined again in a similar manner and may fix the time when such predetermined value shall become effective. Determinations of net asset value made by the Trustees or their delegates in good faith shall be binding on all parties concerned.

                                   ARTICLE XII

                           DIVIDENDS AND DISTRIBUTIONS

         Section 1. Limitations on Distributions. The total of distributions to Shareholders of a particular series or class paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the Trustees, be approximately equal to the sum of:

                  (i) the net income, exclusive of the profits or losses realized upon the sale of securities or other property, of such series or class for such fiscal
                       year, determined  in  accordance   with   generally
                       accepted accounting principles (which, if the Trustees so determine, may be adjusted for net amounts included as such accrued net income in the price of Shares of such series or class issued or repurchased), but if the net income of such series or class exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend, the excess shall be treated as distributable income of such series or class for the following fiscal year; and

                  (ii) in the  discretion  of the  Trustees,  an  additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or other property allocated or belonging to such series or class for such fiscal year.

The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against income shall be final, all subject to any applicable provisions of the 1940 Act. For the purposes of the limitation imposed by this Section 1, Shares issued pursuant to Section 2 of this Article XII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

         Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to Shareholders pursuant to clause (ii) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.

         Section 2. Distributions Payable in Cash or Shares. The Trustees shall have power, to the fullest extent permitted by the laws of The Commonwealth of Massachusetts but subject to the limitation as to cash distributions imposed by
Section 1 of this Article XII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any Shareholder of any series or class (whether exercised before or after the declaration of the distribution) either in cash or in Shares of such series, provided that the sum of:

                (i) the cash distribution actually paid to any Shareholder, and

               (ii) the  net  asset  value  of  the  Shares   which  that
                    Shareholder elects to receive, in effect at such time at or after the election as the Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if he elected to receive only cash.

In the case of a distribution payable in cash or Shares at the election of a Shareholder, the Trustees may prescribe whether a Shareholder, failing to express his election before a given time shall be deemed to have elected to take Shares rather than cash, or to take cash rather then Shares, or to take Shares with cash adjustment of fractions.

         The Trustees, in their sole discretion, may cause the Trust to require that all distributions payable to a shareholder in amounts less than such amount or amounts determined from time to time by the Trustees be reinvested in additional shares of the Trust rather than paid in cash, unless a shareholder who, after notification that his distributions will be reinvested in additional shares in accordance with the preceding phrase, elects to receive such distributions in cash. Where a shareholder has elected to receive distributions in cash and the postal or other delivery service is unable to deliver checks to the shareholder's address of record, the Trustees, in their sole discretion, may cause the Trust to require that such Shareholder's distribution option be converted to having all distributions reinvested in additional shares.

         Section 3. Stock Dividends. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of any series or class a "stock dividend" out of either authorized but unissued Shares of such series or class or treasury Shares of such series or class or both.

                                  ARTICLE XIII

                                   AMENDMENTS

         These By-Laws, or any of them, may be altered, amended, repealed or restated, or new By-Laws may be adopted, at any time by the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees.

                                                                    Appendix A

----
                                                                      FISCAL

                                          TRUST                      YEAR END
----
----

MFS Series Trust I                                                     08/31
MFS Series Trust II                                                    11/30
MFS Series Trust III                                                   01/31
MFS Series Trust IV                                                    08/31
MFS Series Trust V                                                     09/30
MFS Series Trust VI                                                    10/31
MFS Series Trust VII                                                   11/30
MFS Series Trust VIII                                                  10/31
MFS Series Trust IX                                                    04/30
MFS Series Trust X                                                     05/31*
                                                                       07/31+

MFS Series Trust XI                                                    09/30
MFS Growth Opportunities Fund                                          12/31
MFS Municipal Income Trust                                             10/31
MFS Multimarket Income Trust                                           10/31
MFS Government Markets Income Trust                                    11/30
MFS Intermediate Income Trust                                          10/31
MS Charter Income Trust                                                11/30
MFS Special Value Trust                                                10/30
MFS Municipal Series Trust                                             03/31
MFS Institutional Trust                                                06/30
MFS Variable Insurance Trust                                           12/31
----

                                                            EXHIBIT  77Q1(C)

                      FORM OF INVESTMENT ADVISORY AGREEMENT

         INVESTMENT ADVISORY AGREEMENT, dated this 1st day of January, 2002, by and between Massachusetts Investors GROWTH STOCK FUND, a Massachusetts business trust (the "Trust"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Adviser").

                                   WITNESSETH:

         WHEREAS, the Trust is engaged in business as an investment company registered under the Investment Company Act of 1940; and

         WHEREAS, the Adviser is willing to provide services to the Trust on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         Article 1. Duties of the Adviser. (a) The Adviser shall provide the Trust with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its assets. The Adviser shall act as investment adviser to the Trust and as such shall furnish continuously an investment program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be held uninvested, subject always to the restrictions of the Trust's Amended and Restated Declaration of Trust, dated January 1, 2002, and By-Laws, each as amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the Investment Company Act of 1940 and the Rules, Regulations and orders thereunder and to the Trust's then-current Prospectus and Statement of Additional Information. The Adviser also shall exercise voting rights, rights to consent to corporate actions and any other rights pertaining to the Trust's portfolio securities in accordance with the Adviser's policies and procedures as presented to the Trustees of the Trust from time to time. Should the Trustees at any time, however, make any definite determination as to the investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination shall be revoked.

         (b) The Adviser shall take, on behalf of the Trust, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities or other instruments for the Trust's account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Trust to give instructions to the Custodian of the Trust as to the deliveries of securities or other instruments and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for the Trust the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer in other transactions. In fulfilling this requirement, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused the Trust to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Trust and to other clients of the Adviser as to which the Adviser exercises investment discretion. Subject to seeking the best price and execution as described above, and in accordance with applicable rules and regulations, the Adviser also is authorized to consider sales of shares of the Trust or of other funds or accounts of the Adviser as a factor in the selection of brokers and dealers.

         (c) The Adviser may from time to time enter into sub-investment advisory agreements with respect to the Trust with one or more investment advisers with such terms and conditions as the Adviser may determine, provided that such sub-investment advisory agreements have been approved in accordance with applicable provisions of the Investment Company Act of 1940 and any rules, regulations or orders of the Securities and Exchange Commission thereunder. Subject to the provisions of Article 6, the Adviser shall not be liable for any error of judgment or mistake of law by any sub-adviser or for any loss arising out of any investment made by any sub-adviser or for any act or omission in the execution and management of the Trust by any sub-adviser.

         Article 2. Allocation of Charges and Expenses. (a) The Adviser shall furnish at its own expense investment advisory and administrative services, office space, equipment and clerical personnel necessary for servicing the investments of the Trust and maintaining its organization, and investment advisory facilities and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of the Trust. The Adviser shall arrange, if desired by the Trust, for directors, officers and employees of the Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

(b) It is understood that the Trust will pay all of its own expenses incurred in its operations and the offering of its shares, unless specifically provided otherwise in this Agreement or except to the extent that the Adviser agrees in a written instrument executed by the Adviser (specifically referring to this
  Article 2(b)) to assume or otherwise pay for specified expenses of the Trust, including, without limitation: compensation of Trustees "not affiliated" with the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Trust; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Trust; organizational and start up costs; such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party or otherwise may have an exposure, and the legal obligation which the Trust may have to indemnify the Trust's Trustees and officers with respect thereto; and expenses relating to the issuance, registration and qualification of shares of the Trust and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

         (c) The payment or assumption by the Adviser of any expenses of the Trust that the Adviser is not obligated by this Agreement or otherwise to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expenses of the Trust on any subsequent occasion.

         Article 3. Compensation of the Adviser. For the services to be rendered and the facilities provided, the Trust shall pay to the Adviser an investment advisory fee computed and paid monthly as set forth in Appendix A attached hereto. If the Adviser shall serve for less than the whole of any period specified in this Article 3, the compensation paid to the Adviser will be prorated.

         Article 4. Additional Services. Should the Trust have occasion to request the Adviser or its affiliates to perform administrative or other additional services not herein contemplated or to request the Adviser or its affiliates to arrange for the services of others, the Adviser or its affiliates will act for the Trust upon request to the best of its ability, with compensation for the services to be agreed upon with respect to each such occasion as it arises. No such agreement for additional services shall expand, reduce or otherwise alter the obligations of the Adviser, or the compensation that the Adviser is due, under this Agreement.

         Article 5. Covenants of the Adviser. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's distributor, if any, as principals in making purchases or sales of securities or other property for the account of the Trust, except as permitted by the Investment Company Act of 1940 and any rules, regulations or orders of the Securities and Exchange Commission thereunder, will not take a long or short position in the shares of the Trust except as permitted by the applicable law, and will comply with all other provisions of the Declaration and the By-Laws and the then-current Prospectus and Statement of Additional Information of the Trust relative to the Adviser and its directors and officers.

         Article 6. Limitation of Liability of the Adviser. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Trust, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder. As used in this Article 6, the term "Adviser" shall include directors, officers and employees of the Adviser as well as that corporation itself.

         Article 7. Activities of the Adviser. (a) The Trust acknowledges that the services of the Adviser are not exclusive, the Adviser being free to render investment advisory and/or other services to others. The Trust further acknowledges that it is possible that, based on their investment objectives and policies, certain funds or accounts managed by the Adviser or its affiliates may at times take investment positions or engage in investment techniques which are contrary to positions taken or techniques engaged in on behalf of the Trust. Notwithstanding the foregoing, the Adviser will at all times endeavor to treat all of its clients in a fair and equitable manner.

         (b) The Trust acknowledges that whenever the Trust and one or more other funds or accounts advised by the Adviser have available monies for investment, investments suitable and appropriate for each shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity. Similarly, opportunities to sell securities or other investments shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity. The Trust acknowledges that in some instances this may adversely affect the size of the position that may be acquired or disposed of for the Trust.

         (c) It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser, as directors, officers, employees, or otherwise and that directors, officers and employees of the Adviser are or may become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as a shareholder or otherwise.

         Article 8. MFS Name. The Trust acknowledges that the names "Massachusetts Financial Services," "MFS" or any derivatives thereof or logos associated with those names (collectively, the "MFS Marks") are the valuable property of the Adviser and its affiliates. The Adviser grants the Trust a non-exclusive and non-transferable right and sub-license to use the MFS Marks only so long as the Adviser serves as investment adviser to the Trust. The Trust agrees that if the Adviser for any reason no longer serves as investment adviser to the Trust, and the Adviser so requests, the Trust promptly shall cease to use the MFS Marks and promptly shall amend its Declaration of Trust to delete any references to the MFS Marks. The Trust acknowledges that the Adviser may permit other clients to use the MFS Marks in their names or other material. For purposes of this Article, the Trust shall be deemed to have taken the required action "promptly" if such action is taken within 90 days of the Adviser no longer serving as the investment adviser to the Trust, or from the date of the Adviser's request, as the case may be. The adviser acknowledges that nothing in this Article 8 shall in any way alter or affect the Trust's ownership of or rights to its own name, "Massachusetts Investors Growth Stock Fund".

         Article 9. Duration, Termination and Amendment of this Agreement. (a) This Agreement shall become effective with respect to the Trust if approved by the shareholders of the Trust, on the date first written above. Thereafter, this Agreement will remain in effect for a period of two years on which date it will terminate unless its continuance is "specifically approved at least annually"
(i) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Trustees of the Trust, or by "vote of a majority of the outstanding voting securities" of the Trust.

         (b) This Agreement may be terminated at any time without the payment of any penalty by the Trustees or by "vote of a majority of the outstanding voting securities" of the Trust, or by the Adviser, in each case on not more than sixty days' nor less than thirty days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment".

         (c) This Agreement may be amended only if such amendment is in writing signed by or on behalf of the Trust and the Adviser and is approved by "vote of a majority of the outstanding voting securities" of the Trust (if such shareholder approval is required by the Investment Company Act of 1940).

         Article 10. Scope of Trust's Obligations. A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Adviser acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust.

         Article 11. Definitions and Interpretations. The terms "specifically approved at least annually," "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Securities Act of 1933, or the Securities Exchange Act of 1934 (collectively, the "Federal Securities Acts") shall be resolved by reference to such term or provision of the Federal Securities Acts and to interpretations thereof, if any, by United States federal courts or, in the absence of any controlling decisions of any such court, by rules or regulations of the Securities and Exchange Commission. Where the effect of a requirement of the Federal Securities Acts reflected in any provision of this Agreement is revised by rule or regulation of the Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule or regulation.

         Article 12. Record Keeping. The Adviser will maintain records in a form acceptable to the Trust and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, which at all times will be the property of the Trust and will be available for inspection and use by the Trust.

         Article 13.  Miscellaneous.  (a) This Agreement  contains the entire
         ---------------------------
understanding and agreement of the parties with respect to the subject matter hereof.

         (b) Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

         (c) Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement shall be construed to the extent possible as if such voided portion had never been contained herein.

         (d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof, except that questions of interpretation shall be resolved in accordance with the provisions of Article 11 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned officers thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Declaration and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust, individually, but bind only the trust estate.

         MASSACHUSETTS INVESTORS GROWTH STOCK FUND

                                             By: ___JAMES R. BORDEWICK, JR.____
                                                    -----------------------
                                             Name:  James R. Bordewick, Jr.
                                             Title:  Assistant Secretary



                                       MASSACHUSETTS FINANCIAL SERVICES COMPANY


                                             By:____JEFFREY L. SHAMES_________
                                                    -----------------
                                             Name:  Jeffrey L. Shames
                                             Title:  Chairman

                                   Appendix A

                           Compensation to the Adviser

For the services to be rendered and the facilities to be furnished as provided in the Agreement, the Trust shall pay to the Adviser an investment advisory fee computed and paid monthly at a rate equal to 0.33% of the Trust's average daily net assets on an annualized basis.

The annual fee shall further be reduced by 24%* of the fair value of the use for one year of the office furniture, furnishings and equipment beneficially owned by the Trust and Massachusetts Investors Trust (the "Fund") and used by the Adviser in the conduct of its affairs. Such reduction shall be computed monthly on the basis of 1/12 of 24% of such fair value and be deducted from the monthly payments of the fee provided for in the preceding paragraphs.

The fair value of one year's use of said office furniture, furnishings and equipment has been appraised as of May 9, 1969 at $39,208 by Dunton Corp., an independent supplier of office equipment on the basis of independent appraisals by others of its fair market value, depreciated, in the case of depreciating property according to Internal Revenue Service guidelines and including a factor for current return on invested capital. The Adviser shall purchase any new equipment needed, and the Trust shall receive 24% of the proceeds of any turn-in or salvage value of obsolete or unneeded furniture or equipment. The use values so determined shall be adjusted annually and reviewed and approved by a majority of the Trustees of the Trust not affiliated with the Adviser. The Adviser shall maintain and insure the property.

----
----
  The fiscal year end is 5/31 for the following series of MFS Series Trust X:
  MFS International Investors Trust, MFS International Growth Fund, MFS Multi Cap Growth Fund, MFS Fundamental Growth Fund, MFS Gemini Large Cap U.S. Fund, MFS Gemini U.K. Fund, MFS Emerging Companies Fund, MFS Select Growth Fd
  ----
  The fiscal year end is 7/31 for the following series of MFS Series Trust X:
  MFS International ADR Fund, MFS Global Conservative Equity Fund, MFS International Core Equity Fund, MFS Global Health Sciences Fund, MFS Government Mortgage Fund, MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS Income Fund, MFS European Equity Fund, MFS High Yield Fund, MFs
  New Endeavor Fund
  ----
  ----
  This percentage represents the average of the annual percentages of office expenses shared with Massachusetts Investors Trust over the ten years ended December 31, 1968 and borne by the Trust.
  ------------------------------------------------------------------